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CUSIP  422913103                                           PAGE 13 OF 14

                                      EXHIBIT A

                              AGREEMENT OF JOINT FILING

        The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(f)(1) of the Act of the Statement dated May 24, 1996 containing the information required by Schedule 13D, for the warrants of Help at Home Inc. indirectly held by Robertson, Stephens & Company, Incorporated.

Dated:  May 24, 1996


        ROBERTSON, STEPHENS & COMPANY, INCORPORATED


        By:
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             Paul H. Stephens
             Managing Director and Chief Investment Officer


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             Paul H. Stephens


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             Sanford R. Robertson


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             Michael G. McCaffery


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             G. Randy Hecht


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             Kenneth R. Fitzsimmons